Exhibit 99.1

News Release

Media Contact:	Investor Relations Contact:
SSA Public Relations	Integrated Corporate Relations
Los Angeles: John Russel / Elliott Chang 818.501.0700	Bill Zima / John Mills
New York: Carolyn Lipkins 212.679.4750	203.682.8200 / 310.395.2215

GENIUS PRODUCTS ANNOUNCES CORPORATE REALIGNMENT OF
WELLSPRING MEDIA DIVISION

The Weinstein Company Becomes Official Domestic Distributor for
Wellspring’s Theatrical Releases

Wellspring Home Entertainment Distribution Operations Move to
Genius Products’ New Santa Monica, Calif. Headquarters

SAN DIEGO—February 22, 2006—Sharpening its focus on the distribution of its valuable library of highly credible independent films, documentaries and lifestyle content in the home entertainment distribution channel, Genius Products (OTCBB:GNPI), one of the industry's fastest growing independent home entertainment distributors and the exclusive U.S. home entertainment distributor for The Weinstein Company, today announced a corporate realignment in its Wellspring Media division.

Furthering the relationship between the two companies, Genius Products and The Weinstein Company have reached an agreement for The Weinstein Company to become the exclusive domestic distributor for Wellspring’s theatrical releases. In addition, the Wellspring home entertainment distribution division will transfer to Genius Products’ new Santa Monica, Calif. facility. These changes will save Genius nearly $1 million in annual overhead expenses.

Trevor Drinkwater, Genius Products Chief Executive Officer commented, “This realignment supports an aggressive acquisition campaign to build on the Wellspring brand with critically acclaimed films that celebrate intelligent cinema, while at the same time, supporting our strategy of leveraging our core competency by focusing on the sales and distribution of higher margin, packaged entertainment products at retail. Genius remains committed to the independent film industry and we are moving forward with indie releases. We’re just going to handle them in a different manner than we did before.

“We celebrate the members of our theatrical distribution team for their inspired and dedicated efforts, which have made the 700-title Wellspring library what it is today. Genius will continue to position this world-class catalog and any new acquisitions as the ultimate destination for original independent and art-related films,” Drinkwater added.

About Wellspring
Wellspring, a wholly owned subsidiary of Genius Products, Inc., is one of the leading distributors of arthouse films in America. Current and upcoming releases include Rupert Murray’s amnesia documentary UNKNOWN WHITE MALE; GOOD MORNING, NIGHT, directed by one of Italian cinema’s contemporary masters, Marco Bellocchio; Claire Denis' THE INTRUDER, starring Michel Subor; Steve James’ documentary, REEL PARADISE, about John Pierson and his family’s year in Fiji running a movie theatre; and Thomas Vinterberg’s DEAR WENDY, written by Lars Von Trier and starring Jamie Bell, Michael Angarano, Mark Webber and Bill Pullman.

Current and upcoming Wellspring Home Entertainment releases include Hou Hsiao-hsien's meditative masterpiece CAFÉ LUMIERE, Werner Herzog's acclaimed documentaries WHEEL OF TIME and THE WHITE DIAMOND; John Roecker’s outrageous stop-motion animated film, LIVE FREAKY! DIE FREAKY! with voices by Billie Joe Armstrong and other alternative rockers; Dan Mirvish's "fantabulous" musical comedy, OPEN HOUSE, starring Anthony Rapp, Kellie Martin and Sally Kellerman; and Richard Ledes' stunning period drama, A HOLE IN ONE, starring Academy Award® Nominee Michelle Williams and Meat Loaf Aday.

Together, the Wellspring Home Video and Worldwide Sales libraries boast over 700 titles including major works by François Truffaut, Jean-Luc Godard, Eric Rohmer, Luchino Visconti, Rainer Werner Fassbinder, Hou Hsiao-Hsien, The Taviani Brothers, Peter Greenaway, Jacques Demy, Akira Kurosawa, Pedro Almodóvar, Michelangelo Antonioni and Lina Wertmüller among others.

About Genius Products, Inc.
Genius Products, Inc. (OTCBB:GNPI), one of the industry's fastest growing independent home entertainment distributors, produces and distributes an ever-expanding library of home entertainment products including DVDs and CDs. Sold in retail outlets nationwide under such well-known brands as NBC News, Wellspring, TV Guide®, Sundance Channel Home Entertainment™ and Baby Genius®, the company's products are distributed through the Genius Products Branded Distribution Network, an extensive, proprietary distribution network that extends throughout the U.S. to mass, drugstore, supermarket and specialty retailers.

Genius Products boasts a premiere management team comprised of seasoned executives from major Hollywood studios, who have steered the company into the forefront of the industry through their landmark distribution deal with The Weinstein Company.

Upcoming films planned for release by Genius Products include films by The Weinstein Company such as DERAILED, starring Jennifer Aniston and Clive Owen; HOODWINKED, an updated retelling of the classic story of Red Riding Hood with the voices of Anne Hathaway, Glenn Close and Jim Belushi; MRS. HENDERSON PRESENTS, starring Judi Dench and Bob Hoskins; WOLF CREEK, an Australian horror film, and THE MATADOR, starring Pierce Brosnan. Potential new releases include sequels to SIN CITY, SCARY MOVIE, KILL BILL and TEENAGE MUTANT NINJA TURTLES.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products' business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to the anticipated timing and financial performance of new releases including: UNKNOWN WHITE MALE; GOOD MORNING, NIGHT; THE INTRUDER; REEL PARADISE; DEAR WENDY; CAFÉ LUMIERE; WHEEL OF TIME; THE WHITE DIAMOND; LIVE FREAKY! DIE FREAKY!; OPEN HOUSE; A HOLE IN ONE; DERAILED; HOODWINKED; MRS. HENDERSON PRESENTS; WOLF CREEK; THE MATADOR; and sequels to SIN CITY; SCARY MOVIE; KILL BILL and TEENAGE MUTANT NINJA TURTLES; and any other statements relating to such new release that are not historical statements of fact. Actual results could vary for many reasons, including but not limited to, the unpredictability of audience demand, the effect of technological change and the availability of alternative forms of entertainment. Other such risks and uncertainties include the matters described in Genius Products' filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.